Exhibit 23(a)


             CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration
Statement on Form S-8 of our reports dated February 10, 1998, relating to the consolidated financial statements of USX Corporation, the financial statements of the Marathon Group, and the financial statements of the U. S.
Steel Group, appearing on pages U-1, M-1, and S-1, respectively, of the Annual Report on Form 10-K of USX
Corporation for the year ended December 31, 1997.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Pittsburgh, Pennsylvania
May 15, 1998